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                                                                   EXHIBIT 23.1

            [LOGO]   [JONES, JENSEN & COMPANY LETTERHEAD]


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS'
                  ------------------------------------------


May 30, 1997

Wasatch International Corporation
(A Development Stage Company)


We hereby consent to the use of our audit report dated July 16, 1996 relating to the balance sheet of Wasatch International Corporation as of May 31, 1996 and the related statements of operations, shareholders' equity and cash flows for the years ended May 31, 1996 and 1995 and from inception on November 4, 1985 through May 31, 1996, in Post-Effective Amendment No.1, dated May 30, 1997, to Registration Statement on Form s-8 originally filed October 28, 1996.


/s/ JONES, JENSEN & COMPANY
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    Jones, Jensen & Company









         50 South Main Street, Suite 1450, Salt Lake City, Utah 84144
              Telephone (801) 328-4108, Facsimile (801) 328-4461